Exhibit 10.24


                  THIS SETTLEMENT AGREEMENT (this "Agreement"), dated the 11th day of July, 2002, is among Internet Commerce Corporation, a Delaware corporation (the "Company"), and ING Merger, LLC ("ING") and ING Capital, LLC, which is wholly-owned by ING ("ING Capital"), each a limited liability company with its principal executive offices at 1325 Avenue of the Americas, New York, New York 10019.

                  WHEREAS, the Company and ING Barings, LLC, a limited liability company ("ING Barings") previously entered into an engagement letter dated as of June 9, 2000 (the "Engagement Letter"), pursuant to which ING Barings rendered certain financial advisory and investment banking services to the Company in connection with the Company's acquisition of Research Triangle Commerce, Inc.;

                  WHEREAS, the Company owes ING Barings $700,000 as compensation for the services rendered by ING Barings under the Engagement Letter (the "Fee Amount");

                  WHEREAS, ING is the sole successor in interest to and owner of all of, and no other person or entity, including without limitation, ING Barings or any affiliate of ING, ING Capital or ING Barings, has any right, title or interest in or to, ING Barings' rights and obligations under the Engagement Letter and to the Fee Amount; and

                  WHEREAS, in satisfaction of the obligations of the Company to pay the Fee Amount, the Company has agreed to issue to ING, and ING has agreed to accept from the Company, (a) 200,000 shares of the Company's Class A Common Stock, par value $0.01 per share (the "Common Stock"), and (b) 60,000 five-year warrants, each to purchase one share of Common Stock in the form annexed hereto as Exhibit I (the "Warrants");

                  NOW, THEREFORE, in consideration of the premises and mutual covenants and obligations hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and ING, intending to be legally bound, hereby agree as follows:

                                   ARTICLE I

                 PURCHASE AND SALE OF COMMON STOCK AND WARRANTS

         SECTION 1.1. Authorization of Common Stock and Warrants and Reservation of Common Stock. The Company has authorized the issuance of (a) an aggregate of 200,000 shares of Common Stock (the "Shares"), and (b) an aggregate of 60,000 Warrants and has reserved 60,000 shares of Common Stock for issuance upon exercise of the Warrants (such reserved shares of Common Stock sometimes hereinafter referred to as the "Warrant Common Stock" and, together with the Shares and the Warrants, the "Securities").

         SECTION 1.2. Agreement to Acquire the Shares and Warrants. Subject to the terms and conditions hereof, the Company is issuing to ING and ING is acquiring from the Company at the Closing (as defined below), 200,000 shares of Common Stock and 60,000 Warrants (the "Acquired Securities").

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         SECTION 1.3. Delivery of Acquired Securities; Satisfaction of Debt;
Legend.

            (a) At the Closing, the Company shall deliver to ING one or more certificates representing the Acquired Securities. Delivery of certificates representing the Shares and Warrants shall be deemed payment in full and complete satisfaction and discharge of all of the Company's obligations in respect of the Fee Amount, and all other obligations of payment of the Company to ING arising prior to the Closing, which are hereby satisfied and discharged. ING's payment for the Securities shall be deemed made in full upon receipt of such certificates.

            (b) The Company will prepare and issue one or more certificates for the Shares registered in the name of ING Capital. Such certificate(s) and the certificates representing the shares of Warrant Common Stock shall bear a legend in substantially the following form:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, NOR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED OR HYPOTHECATED OR OFFERED FOR SALE, TRANSFER OR HYPOTHECATION UNLESS A REGISTRATION STATEMENT UNDER THAT ACT AND OTHER APPLICABLE SECURITIES LAWS WITH RESPECT TO SUCH SECURITIES IS THEN IN EFFECT OR SUCH REGISTRATION IS NOT REQUIRED.

The certificates representing the Shares and the shares of Warrant Common Stock issued shall bear the legend set forth above until and unless a resale thereof is effected pursuant to an effective registration statement covering such resale or such resale is effected pursuant to and in accordance with an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), and the applicable securities laws of any individual State or such resale is effected pursuant to Rule 144 promulgated under the Securities Act.

         SECTION 1.4. The Closing. The closing (the "Closing") hereunder with respect to the transactions contemplated by Sections 1.2 and 1.3 is taking place on the date hereof at the offices of Kramer Levin Naftalis & Frankel LLP ("Kramer Levin"), 919 Third Avenue, New York, New York 10022.

         SECTION 1.5. Mutual Releases. The Company and ING hereby release and discharge each other of any and all claims, damages and liabilities, past, present and future, each may have against the other in connection with, or arising under, directly or indirectly, the Engagement Letter.

                                   ARTICLE II

    ING'S REPRESENTATIONS AND WARRANTIES; ACCESS TO INFORMATION; INDEPENDENT
                                 INVESTIGATION

         SECTION 2.1. ING Representations and Warranties. ING and ING Capital, jointly and severally, each hereby represents and warrants to the Company as follows:

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            (a) ING Capital is a wholly-owned subsidiary of ING and ING Capital is an "accredited investor" as such term is defined in Rule 501(a) promulgated under the Securities Act;

            (b) Each of ING and ING Capital has such knowledge, skill and experience in financial, investment and business matters to be capable of evaluating the merits and risks of an investment in the Securities, to make an informed decision relating thereto and to protect its own interests in connection with the transaction;

            (c) Each of ING and ING Capital has all requisite corporate power and authority to enter into this Agreement and the Registration Rights Agreement in the form annexed hereto as Exhibit II (the "Registration Rights Agreement") and to perform all of the obligations required to be performed by it hereunder and thereunder;

            (d) the execution, delivery and performance by ING and ING Capital of this Agreement and the Registration Rights Agreement have been duly authorized by ING and ING Capital and, assuming the due authorization, execution and delivery of each such agreement by the Company, this Agreement and the Registration Rights Agreement each constitutes the valid and binding obligation of ING and ING Capital, enforceable against them in accordance with their respective terms, except (1) as enforcement may be limited by general principles of equity and by bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws of general application affecting creditors' rights and remedies generally, and (2) to the extent the indemnification provisions contained in any such agreement may be limited by applicable federal or state securities laws or unenforceable as against public policy;

            (e) ING and ING Capital are acquiring the Acquired Securities in New York, their principal place of business, and are not acquiring the Acquired Securities as an agent or otherwise for any other person;

            (f) ING and ING Capital are purchasing and acquiring the Shares and the Warrants and, in the event ING Capital should acquire any Warrant Common Stock, ING Capital will be acquiring such Warrant Common Stock, for its own account, for investment purposes only and not with an intent or view towards the further sale or distribution thereof within the meaning of the Securities Act in any transaction that would violate the registration requirements of the securities laws of the United States of America, or any state, without prejudice, however, to the right of ING and ING Capital at all times to sell or otherwise dispose of the Shares or Warrant Common Stock, as the case may be, under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities law, subject to this Agreement, and have not pre-arranged any sale with any other purchaser;

            (g) ING and ING Capital are aware that the Securities have not been registered under the Securities Act, are deemed to be "restricted securities" as defined in Rule 144(a)(3) promulgated under the Securities Act, and may not be transferred, sold, assigned, hypothecated or otherwise disposed of, unless such transaction is the subject of a registration statement filed with and declared effective by the Securities and Exchange Commission (the "SEC") or unless an exemption from the registration requirements under the Securities Act is available. ING and ING Capital each represents and warrants and hereby agrees that all offers and sales of the Shares, the Warrants and the Warrant Common Stock shall be made only pursuant to such registration or to an exemption from registration;

            (h) ING and ING Capital each acknowledges that the purchase of the Securities involves a high degree of risk, is aware of the risks and further acknowledges that can bear the economic risk of the Securities, including the total loss of its investment;

            (i) ING and ING Capital each understands that the Securities are being offered and sold pursuant to this Agreement in reliance on exemptions from the registration requirements of the Securities Act and state securities laws, and that the Company is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of ING and ING Capital set forth herein in order to determine the applicability of such exemptions and the suitability of ING to acquire the Securities;

            (j) in evaluating its investment, ING and ING Capital have consulted their own investment and/or legal and/or tax advisors;

            (k) Neither ING nor ING Capital is participating in a distribution of the Securities; and

            (l) The statements contained in the third "Whereas" clause at the head of this Agreement are true, complete and correct.

         SECTION 2.2. Current Public Information. ING and ING Capital have been furnished with or have acquired a copy of the Company's Annual Report on Form 10-K for the year ended July 31, 2001, as filed with the SEC (the "Form 10-K"), and the Company's Quarterly Reports on Form 10-Q for the quarters ended October 31, 2001, January 31, 2002 and April 30, 2002 (the "Forms 10-Q").

         SECTION 2.3. Independent Investigation; Access. ING and ING Capital each acknowledges that, in making the decision to acquire the Acquired Securities, it has relied upon independent investigations made by it and has been given access and the opportunity to examine all material contracts and documents relating to the Company and the Acquired Securities and an opportunity to ask questions of, and to receive answers from, the Company concerning the terms and conditions of the Securities and the Company. ING and ING Capital and their advisors, if any, have been furnished with access to all publicly available materials relating to the business, finances and operation of the Company and materials relating to the offer and sale of the Securities which have been requested. ING and ING Capital and their advisors, if any, have received answers to all such inquiries. Except as set forth in this Agreement, the Company has made no representation or warranty to ING or ING Capital on which ING or ING Capital has relied to enter into this Agreement and acquire the Acquired Securities.

         SECTION 2.4. No Government Recommendation or Approval. ING and ING Capital each understands that no federal or state agency has passed on or made any recommendation or endorsement of the Securities or made any finding or determination concerning the fairness or advisability of this investment.

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

         SECTION 2.5. Authority of Signatory. The person executing this Agreement on behalf of ING and ING Capital represents and warrants that:

            (a) He or she has made due inquiry to determine the truthfulness of the representations and warranties made by ING or ING Capital, as the case may be, pursuant to this Agreement; and

            (b) He or she is duly authorized to enter into and execute this Agreement on behalf of ING or ING Capital, as the case may be.

         SECTION 2.6. Non-Affiliate. Neither ING nor ING Capital is an affiliate of the Company.

         SECTION 2.7. Full Discharge. ING hereby acknowledges for itself, its successors and assigns, that upon receipt of the Acquired Securities, the Fee Amount and all other payment obligations of the Company to ING Barings, ING and their respective affiliates and successors arising prior to the Closing shall be fully satisfied and discharged in their entirety; provided, however, that no indemnification obligations of the Company under the Engagement Letter are hereby satisfied or discharged.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

         SECTION 3.1. Reporting Company Status. The Common Stock is registered as a class under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is currently admitted for quotation on the Nasdaq National Market of The Nasdaq Stock Market, Inc. ("Nasdaq"). The Company has timely filed all reports required to be filed pursuant to Section 13(a) of the Exchange Act and is generally eligible to file a Registration Statement on Form S-3 except that it does not have a market capitalization (as defined in the General Instructions to Form S-3) of at least $75 million.

         SECTION 3.2. Legality. The Company has the requisite corporate power and authority to enter into this Agreement, the Warrants and the Registration Rights Agreement and to issue and deliver the Securities; the execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement and the issuance and delivery of the Securities hereunder and the consummation of the transactions contemplated hereby and by the Warrants and the Registration Rights Agreement have been duly and validly authorized by all necessary corporate action by the Company; this Agreement, the Warrants and the Registration Rights Agreement have been duly and validly executed and delivered by and on behalf of the Company, and are the valid and binding agreements of the Company, enforceable against the Company in accordance with their respective terms, except (1) as enforceability may be limited by general equitable principles, bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws affecting creditors' rights generally, and (2) to the extent the indemnification provisions contained in any such agreement may be limited by applicable federal or state securities laws or unenforceable as against public policy. Upon delivery thereof at the Closing, the Shares will be duly authorized, validly issued, fully paid and non-assessable. Upon the exercise of the

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

Warrants, in accordance with their terms, the shares of Warrant Common Stock will be duly authorized, validly issued, fully paid and non-assessable. Neither the Shares, the Warrants nor the Warrant Common Stock will subject the holders thereof to personal liability by reason of being such holders.

         SECTION 3.3. Organization. The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, has all requisite corporate power and authority to carry on its business as described in its Form 10-K, and is duly qualified as a foreign corporation in all jurisdictions where the failure to be so qualified, individually or in the aggregate, is reasonable likely to have a materially adverse effect on its business, condition (financial and other), assets, properties, results of operations or operations, taken as whole (a "Material Adverse Effect").

         SECTION 3.4. No Legal Proceedings. There is no action, suit or proceeding before or by any court or any governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties or assets, which, individually or in the aggregate, is reasonably likely to result in any Material Adverse Effect, except as described in the Form 10-K or the Forms 10-Q.

         SECTION 3.5. Non-Default. The Company, except as described in the Form 10-K or the Forms 10-Q, is not in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other instrument or agreement to which it is a party or by which it or its property is bound.

         SECTION 3.6. No Misleading Statements. The Form 10-K and the Forms 10-Q, as of their respective filing dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

         SECTION 3.7. No Adverse Change. Except as disclosed in the Form 10-K or the Forms 10-Q, there has been no material adverse change, individually or in the aggregate, in the business, condition (financial and other), assets, properties, results of operations or operations of the Company since July 31, 2001.

         SECTION 3.8. Non-Contravention. Neither the execution and delivery of this Agreement, the Warrants and the Registration Rights Agreement by the Company, the issuance of the Securities nor the consummation by the Company of the transactions contemplated by this Agreement, the Warrants and the Registration Rights Agreement conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the Certificate of Incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust or other agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, or any existing applicable federal or state law, rule, or regulation or any applicable decrees, judgment or order of any court, federal or state regulatory body, administrative agency or other domestic governmental body having jurisdiction over the Company or any of its properties or assets, except for such conflicts, breaches or defaults, individually or in the aggregate, as would not reasonably be likely to have a material adverse effect on the business, condition (financial or other), assets, properties, results of operations or operations of the Company.

         SECTION 3.9. Capitalization. The Company's authorized and outstanding capital stock as set forth in the most recent registration statement on Form S-3 filed with the SEC was accurate in all material respects as of the date of such information as stated in such registration statement. Since November 30, 2001, the Company has (a) issued an aggregate of 495,390 shares of Common Stock, (b) issued warrants to purchase an aggregate of 350,154 shares of Common Stock, and
(c) granted stock options under the Company's stock option plan to purchase an aggregate of 1,552,079 shares of Common Stock

         SECTION 3.10. Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, local or foreign governmental agency, body, authority, or instrumentality or any court or tribunal, or any other person, is required in connection with the execution and delivery by the Company of, and the consummation by the Company of the transactions contemplated by, this Agreement, the Warrants and the Registration Rights Agreement, except any filing pursuant to Regulation D under the Act with the SEC, the filing of a registration statement under the Act in connection with the Registration Rights Agreement, any filings made under the Exchange Act to report this transaction, and other filings, if any, required pursuant to applicable state securities or "blue sky" laws, all of which filings have been made or will be made within the required statutory or regulatory time periods, if any.

         SECTION 3.11. Offering. Subject in part to the truth and accuracy of ING's representations set forth in Section 2 of this Agreement, the issuance of the Securities as contemplated by this Agreement and the issuance of the Warrant Common Stock are exempt from the registration requirements of the Act.

         SECTION 3.12. Intellectual Property. The Company owns all right, title and interest in and to, free and clear of all material liens, security interests, claims and charges, or has all necessary rights to use, all of the material intellectual property used in its business and no item of such intellectual property is subject to any outstanding injunction, judgment, order, decree, ruling or charge. The Company is not aware of any notice, claim or assertion that any material item of such intellectual property is invalid and is not aware of any actual, threatened or pending claim, action, opposition, re-examination, interference or cancellation proceeding with respect thereto.

                                   ARTICLE IV

                                    COVENANTS

         SECTION 4.1. Reservation of Warrant Common Stock. For so long as any Warrants held by ING shall remain outstanding, the Company covenants and agrees with ING that it will at all times fully reserve from its authorized but unissued shares of Common Stock such sufficient number of shares thereof to permit and the exercise in full of the Warrants.

         SECTION 4.2. Registration of Common Stock. As soon as reasonably practicable after the Closing, and in any event, within 60 days from such Closing, the Company shall file a registration statement on Form S-3 and use reasonable commercial efforts to register the Shares and Warrant Common Stock for sale in accordance with the terms and conditions of the Registration Rights Agreement. The Company acknowledges that part of the consideration for ING's agreement to accept the issuance to it of "restricted securities" (as defined in Rule 144(a)(3) of the Securities Act) in the amount set forth herein in settlement of ING's claims for the Fee Amount owed by the Company to it under the Engagement Letter is the Company's obligation under Section 3(a) of the Registration Rights Agreement to register such securities for resale on Form S-3 in order for ING or ING Capital, as the case may be, to effect a secondary sale of the securities. Accordingly, the Company and ING and ING Capital agree that, in the event the Company does not perform its obligations under Section 3(a) of the Registration Rights Agreement, the Company shall pay ING $300,000 as liquidated damages, and not as a penalty, which the parties agree is a reasonable estimate of the foreseeable damages that would be suffered by ING and/or ING Capital as a result of such non-performance.

                                   ARTICLE V

                              CONDITIONS TO CLOSING

         SECTION 5.1. Conditions to the Company's Obligation to Issue the Securities. The Company's obligation to issue the Shares and Warrants is conditioned upon:

            (a) Delivery by ING and ING Capital to the Company of a duly executed copy of this Agreement and the Registration Rights Agreement; and

            (b) The accuracy as of the date hereof of the representations and warranties of ING and ING Capital contained in this Agreement, and performance by ING of all covenants and agreements required to be performed by it on or before the date of Closing.

         SECTION 5.2. Conditions to ING's Obligation to Acquire the Securities. The obligation of ING and ING Capital to acquire the Acquired Securities is conditioned upon:

            (a) Delivery by the Company to ING and ING Capital of a duly executed copy of this Agreement, the Registration Rights Agreement and the Warrants (issued in the name of ING Capital);

            (b) Delivery to ING of certificates evidencing the Shares registered in the name of ING Capital;

            (c) The accuracy as of the date hereof of the representations and warranties of the Company contained in this Agreement and the performance by the Company on or before the date hereof of all covenants and agreements of the Company required to be performed by it on or before the date hereof; and

            (d) The continued listing of the Common Stock on the Nasdaq National Market through the date hereof;

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                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.1. Governing Law. This Agreement is to be construed in accordance with and governed by the internal laws of the State of New York without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of New York to the rights and duties of the parties. Each of the Company and ING hereby submits to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of any New York State court sitting in New York City for purposes of all legal proceedings arising out of or relating to this Agreement and the transactions contemplated hereby. Each of the Company and ING irrevocably waives, to the fullest extent permitted by law, any objection with it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         SECTION 6.2. Survival of Representations, Warranties, and Covenants. Each of the Company's and the Purchaser's representations, warranties and covenants shall survive the execution and delivery of this Agreement and the delivery of the certificates representing the Securities.

         SECTION 6.3. Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by either the Company or ING without the prior written consent of the other party.

         SECTION 6.4. Binding Effect. The provisions of this Agreement shall be binding upon and accrue to the benefit of the parties hereto and their respective heirs, legal representatives, successors and permitted assigns.

         SECTION 6.5. Sections; Other Headings; Interpretation. The section and other headings herein are for convenience of reference only, do not constitute part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof. Where a reference in this Agreement is made to a Section or Exhibit, such reference shall be to a Section of or Exhibit to this Agreement unless otherwise indicated. Where the reference "hereof," "hereby" or "herein" appears in this Agreement, such reference shall be deemed to be a reference to this Agreement as a whole. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." Words denoting the singular include the plural, and vice versa, and references to it or its or words denoting any gender shall include all genders. References to "$" or "dollars" mean U.S. dollars unless otherwise specified.

         SECTION 6.6. Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which together shall be deemed to be one and the same agreement.

         SECTION 6.7. Entire Agreement; Waiver, Amendment. This Agreement contains the entire agreement of the parties with respect to the subject matter hereof and

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

supersedes any and all prior agreements, understandings or undertakings, written or oral. Neither this Agreement nor any provision hereof shall be waived, amended, modified, changed, discharged or terminated except by an instrument in writing, signed by the party against whom any waiver, amendment, modification, change, discharge or termination is sought.

         SECTION 6.8. Indemnification. The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, but without duplication, ING and its directors, officers, affiliates, agents, stockholders, and any person who controls any of the foregoing within the meaning of the Act, and their successors and assigns, (the "Indemnified Persons") from and against any and all losses, claims, actions, liabilities, damages and expenses, joint or several (including, without limitation, attorneys' fees and disbursements and all other expenses incurred in investigating, preparing, compromising or defending against any such litigation, commenced or threatened, or any claim whatsoever and all amounts paid in settlement of any such claim or litigation) to which any of the Indemnified Persons may become subject ("Losses"), as incurred, insofar as such Losses arise out of or are based upon: (a) any inaccuracy in or breach of any representation, warranty, covenant or agreement made by the Company in this Agreement, the Warrants or the Registration Rights Agreement; or (b) the failure of the Company to perform or observe fully any covenant, agreement or other provision to be performed or observed by it pursuant to this Agreement the Warrants or the Registration Rights Agreement; provided, however, that ING's sole and exclusive remedy for a failure by the Company to perform under, or a breach of its covenants and agreements in, Section 3(a) of the Registration Rights Agreement is the irrevocable payment of liquidated damages in the amount set forth in the last sentence of Section 4.2 hereof.

         SECTION 6.9. Waiver of Jury Trial. EACH PARTY HERETO HEREBY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT, THE SECURITIES OR THE SUBJECT MATTER HEREOF OR THEREOF. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS TRANSACTION, INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BEACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. THIS SECTION HAS BEEN FULLY DISCUSSED BY EACH OF THE PARTIES HERETO AND THESE PROVISIONS WILL NOT BE SUBJECT TO ANY EXCEPTIONS. EACH PARTY HERETO HEREBY FURTHER WARRANTS AND REPRESENTS THAT SUCH PARTY HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL, AND THAT SUCH PARTY KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS OR MODIFICATIONS TO (OR ASSIGNMENTS OF) THIS AGREEMENT. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL (WITHOUT A JURY) BY THE COURT.

         SECTION 6.10. Enforceability; Severability. The parties hereto agree that each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable law. If one or more provisions of this Agreement are nevertheless held to be prohibited, invalid or unenforceable under applicable law, such provision will be effective to the fullest extent possible excluding the terms affected by such prohibition, invalidity or unenforceability, without invalidating the remainder of such provision or the remaining provisions of this Agreement. If the prohibition, invalidity or unenforceability referred to in the prior sentence requires such provision to be excluded from this Agreement in its entirety, the balance of the Agreement will be interpreted as if such provision were so excluded and will be enforceable in accordance with its terms.

         SECTION 6.11. Further Assurances. ING, ING Capital and the Company will from time to time and at all times hereafter make, do, execute, or cause or procure to be made, done and executed, such further acts, deeds, conveyances, consents and assurances, without further consideration, which may reasonably be required to ensure that ING Capital is delivered title and record ownership of the Securities free and clear of any encumbrances or claims, other than encumbrances or claims placed thereon by ING or ING Capital.

         SECTION 6.12. Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, the Warrant and the Registration Rights Agreement, or upon any breach or default of any other party under this Agreement, the Warrant and the Registration Rights Agreement, will impair any such right, power or remedy of such non-breaching party nor will it be construed to be a waiver of any breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any provisions or conditions of this Agreement, the Warrant and the Registration Rights Agreement, must be in writing and will be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement, the Warrant and the Registration Rights Agreement or by law or otherwise afforded to any party, will be cumulative and not alternative except as provided in the proviso to Section 6.8.

                            [SIGNATURE PAGE FOLLOWS]



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


                                 SIGNATURE PAGE


                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Settlement Agreement as of the date first above written.


                                           INTERNET COMMERCE CORPORATION



                                           By:      ____________________________
                                           Name:
                                           Title:


                                           ING MERGER, LLC



                                           By:      ____________________________
                                           Name:
                                           Title:


                                           ING Capital, LLC



                                           By:      ____________________________
                                           Name:
                                           Title:

             Full Name and Address of ING for Registration Purposes:

NAME:    ING Capital, LLC

ADDRESS: 1325 Avenue of the Americas, New York, NY  10019

TEL. NO:

FAX NO.:

CONTACT NAME:

             Delivery Instructions (if different from Registration Name):

NAME:    ING MERGER, LLC

ADDRESS: 1325 Avenue of the Americas, New York, NY  10019

TEL. NO:

FAX NO.:

CONTACT NAME:

SPECIAL
INSTRUCTIONS:




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